UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2014

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements or Certain Officers.

On April 13, 2014, George L. Chapman, the Chairman, Chief Executive Officer and President of Health Care REIT, Inc. (the “Company”), informed the Board of Directors (the “Board”) that he wished to retire from the Company, effective immediately. In connection therewith, Mr. Chapman further informed the Board of his decision to resign from the Board and not to stand for re-election to the Board at the 2014 Annual Meeting of Shareholders, which will be held on May 1, 2014. Mr. Chapman has indicated that his decision not to stand for re-election was motivated by his desire to focus on his health, as well as other personal and civic commitments, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Chapman’s contemplated retirement, the Company entered into a Retirement and Consulting Agreement, dated as of April 13, 2014, with Mr. Chapman, the material provisions of which are summarized below.

In order to effectuate a smooth transition of his duties and responsibilities, Mr. Chapman will remain an employee of the Company until June 30, 2014. His compensation will remain unchanged during that period. At the end of his employment, he will receive any amounts to which he would have been entitled under his employment contract. Beginning July 1, 2014, Mr. Chapman has agreed to provide consulting and advisory services to the Company and otherwise support the business of the Company for a period of up to three years. He will be paid a fee of $104,167, $62,500 and $41,667 per month during the first, second and third year of the consulting period, respectively, and provided with office space and support. He will receive a pro-rata bonus under the Company’s annual cash incentive bonus plan for 2014 based on his employment with the Company through the date of his retirement. He will also vest in full in any of his outstanding stock awards that vest based on continued service to the Company. He may exercise his vested stock options until the earlier of the end of the stock option’s term or five years following the date of his retirement. Mr. Chapman will also be entitled to future reimbursement of insurance premiums for himself and his dependents up to a maximum of $400,000 if he provides consulting services through June 30, 2015. A portion of his long-term incentive equity award under the Company’s 2013-2015 Long Term Incentive Program will vest upon his retirement. Provided Mr. Chapman continues to provide consulting services to the Company until the date the Compensation Committee certifies the performance under the Company’s 2013-2015 Long Term Incentive Program and otherwise fulfills his commitments under his Retirement and Consulting Agreement, at the end of the consulting period, Mr. Chapman will receive the remaining portion of his long-term incentive award based on the performance of the Company as determined at the end of the 2013-2015 performance period. During his consulting period, and in some instances after the end of that period, Mr. Chapman is obligated to comply with various restrictive covenants, including a non-compete, non-solicit, non-disparagement, and protection of the Company’s confidential information.

On April 13, 2014, the Board elected Thomas J. DeRosa, 56, to serve as Chief Executive Officer of the Company, effective immediately. Mr. DeRosa has served on the Board since 2004 and will continue to serve as a director. Mr. DeRosa is the former Vice Chairman, Chief Financial Officer, and Director of The Rouse Company, a real estate development and operations company. He previously held various positions at Deutsche Bank and Alex. Brown & Sons, including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. In addition to serving on the Board, he currently serves as a director of Empire State Realty Trust (NYSE:ESRT), CBL & Associates Properties, Inc. (NYSE:CBL), and Value Retail PLC. Mr. DeRosa is a former director of Dover Corporation (NYSE:DOV), a former trustee of Georgetown University and a former member of the Health Advisory Board of the Johns Hopkins Bloomberg School of Public Health. Mr. DeRosa received a BS degree from Georgetown University and an MBA from Columbia University.

In connection with Mr. DeRosa’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement, dated April 13, 2014 with Mr. DeRosa. Pursuant to the Employment Agreement, Mr. DeRosa has agreed to serve as the Chief Executive Officer of the Company for a period of three years. He will receive an annual base salary of $825,000. His target bonus opportunity under the Company’s annual cash bonus plan will be equal to 150% of annual base salary, with a maximum bonus of 300% of annual base salary. Mr. DeRosa will receive annual long-term stock awards under terms and conditions to be determined by the

Compensation Committee. Those annual awards will be earned based upon the achievement of specified performance goals to be determined by the Compensation Committee, and if the goals are achieved at the target level, are intended to result in a value of $3,300,000. In connection with the commencement of his employment as CEO, Mr. DeRosa will also be granted a one-time award of restricted stock units with a value at the time of grant of $1,000,000, which shall be subject to periodic vesting over three years of continued employment as well as performance goals that will be determined by the Compensation Committee prior to the date of grant. Mr. DeRosa will be required to hold any shares that vest under the terms of this one-time grant while he is employed by the Company. He will be entitled to receive the same benefits as other executive officers of the Company. The Company will also lease an automobile for his use during the term of his employment. He will also receive a relocation and transition allowance of $100,000 for his relocation to the greater Toledo, Ohio area. In the event that during the term of his employment agreement, Mr. DeRosa’s employment is terminated by the Company without good cause or he resigns for a good reason, Mr. DeRosa will receive two times his then current annual base salary and target annual cash bonus opportunity over a period of two years. With respect to his outstanding stock awards, any vesting requirements based on continued service will be considered to have been satisfied and any vesting requirements based upon performance will generally be evaluated as of the end of the calendar quarter immediately preceding his termination. In the event of a change in control of the ownership of the Company, the level of achievement of any outstanding stock awards with vesting based upon performance will generally be determined by the Compensation Committee as of immediately prior to the time of that change in ownership. Additionally, if Mr. DeRosa’s employment is terminated without good cause or he resigns for a good reason upon or within 24 months following such a change in ownership, he will receive three times his then current annual base salary and target annual cash bonus opportunity payable in a lump sum. Any severance payments or benefits only become payable if Mr. DeRosa provides an effective release of claims in favor of the Company and its affiliates and complies with a number of restrictive covenants that are intended to protect the business of the Company during any period that he is receiving severance payments or benefits.

On April 13, 2014, the Board separated the roles of Chairman of the Board and Chief Executive Officer and appointed Jeffrey H. Donahue, formerly the Board’s independent Lead Director, to serve as the Company’s non-executive Chairman, effective immediately. Mr. Donahue replaces Mr. Chapman as Chairman. With the appointment of a non-executive Chairman, the role of independent Lead Director will remain unfilled. Mr. Donahue has served on the Board since 1997, as the independent Lead Director since March 2014 and is a member of the Board’s Executive, Investment, Nominating/Corporate Governance and Planning Committees.

On April 13, 2014, the Board determined, acting on the recommendation of the Compensation Committee, that if a non-employee director is serving as the Chairman of the Board, such individual will be entitled to receive an additional annual retainer of $125,000, unless revised by the Board on or prior to the next annual meeting of stockholders.

Item 7.01	Regulation FD Disclosure.

On April 14, 2014, the Company issued a press release regarding, among other things, Mr. Chapman’s retirement and Mr. DeRosa’s appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

On April 13, 2014, in light of Mr. Chapman’s decision not to stand for re-election, the Board adopted a resolution reducing the number of directors on the Board to nine.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ Jeffrey H. Miller
Name: Jeffrey H. Miller
Title: Executive Vice President-Operations and General Counsel

Dated: April 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 14, 2014